Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Jana Haynes	Wendy Watkins
(507) 437-5248	(507) 437-5345
jlhaynes@hormel.com	media@hormel.com

HORMEL FOODS ACHIEVES RECORD FOURTH QUARTER AND FULL YEAR RESULTS

AUSTIN, Minn. (November 24, 2015) – Hormel Foods Corporation (NYSE: HRL) today reported record performance for the fiscal year 2015 fourth quarter and full year.

All comparisons are to the fourth quarter or full year of fiscal 2014.

SUMMARY

Fourth Quarter

•                 Record non-GAAP1 adjusted diluted EPS2 of $0.74, up 17 percent from $0.63 per share.

•                 GAAP diluted EPS of $0.69.

•                 Dollar sales of $2.4 billion, down 6 percent; volume down 2 percent.

♦            Grocery Products operating profit up 57 percent; volume up 5 percent; dollar sales up 4 percent.  Excluding incremental net sales of MegaMex Foods products, volume down 2 percent and dollar sales down 2 percent.

•                 Refrigerated Foods operating profit up 27 percent; volume up 2 percent (volume flat excluding sales of APPLEGATE® natural and organic meats); dollar sales down 5 percent (dollar sales down 12 percent excluding sales of APPLEGATE® natural and organic meats).

•                 Jennie-O Turkey Store operating profit down 23 percent; volume down 21 percent; dollar sales down 18 percent.  Decreases reflect the substantial impact of the avian influenza outbreak, as flocks lost earlier in the year created large volume shortfalls in operations and sales.

•                 Specialty Foods operating profit up 63 percent; volume up 1 percent; dollar sales down 3 percent.

•                 International & Other operating profit up 3 percent; volume up 5 percent; dollar sales flat.

For the year ended October 25, 2015, non-GAAP1 adjusted net earnings2 were a record $714.4 million, up 19 percent from net earnings of $602.7 million last year.  Non-GAAP1 adjusted diluted earnings per share2 were $2.64, up 18 percent from diluted net earnings per share of $2.23 last year.  On a GAAP basis, the company reported fiscal 2015 net earnings of $686.1 million.  GAAP diluted earnings per share were $2.54.  Sales for the year ended October 25, 2015, totaled $9.3 billion, down 1 percent from last year.

COMMENTARY

“I am proud of the excellent fourth quarter delivered by our team, achieving record earnings for the tenth straight quarter.  We reported record bottom line results for the full year, with fiscal 2015 adjusted net earnings up 19 percent over last year and all five segments registering earnings growth,” said Jeffrey M. Ettinger, chairman of the board and chief executive officer.  “Strong contributions to these full-year results were made both by such long-standing company brands as SPAM® luncheon meat, HORMEL® pepperoni, and DINTY MOORE® stew, and also by more recently created or acquired product lines such as HORMEL GATHERINGS® party trays, HORMEL® NATURAL CHOICE® meats, WHOLLY GUACAMOLE® dips, and MUSCLE MILK® protein nutrition products. We did face some headwinds during the year, including lower revenues impacted by declining pork markets and the loss of sales and operational efficiency related to highly pathogenic avian influenza in the Jennie-O Turkey Store segment. Our experienced team navigated these challenges to post this impressive bottom line performance.”

“2016 will mark the 50th consecutive year we have increased our dividend, an achievement matched by few other companies.  Effective in the new fiscal year the annual dividend will be $1.16 per share, a substantial 16 percent increase,” stated Ettinger.

SEGMENT OPERATING HIGHLIGHTS – FOURTH QUARTER

Grocery Products (18% of Net Sales, 25% of Total Segment Operating Profit)

Grocery Products segment profit increased 57 percent with favorable raw material costs, improved plant efficiencies, and higher equity in earnings.  Sales were up 4 percent, including the additional net sales of MegaMex Foods products not reflected in the prior year.  Increased sales of DINTY MOORE® stew and HORMEL® chili, along with WHOLLY GUACAMOLE® dips in our MegaMex Foods joint venture, contributed to the gains.

Refrigerated Foods (48% of Net Sales, 36% of Total Segment Operating Profit)

Refrigerated Foods segment profit increased 27 percent driven by strong results from our affiliated business units, along with the addition of the Applegate business, higher pork operating margins, and improved product mix.  Dollar sales were down 5 percent on 2 percent higher volume, reflecting lower pricing compared to last year’s record high pork markets and the dissolution of the Precept Foods joint venture.  Sales growth of value-added items were led by retail sales of HORMEL® refrigerated entrees, HORMEL® pepperoni, and HORMEL GATHERINGS® party trays, and foodservice sales of HORMEL® FIRE BRAISEDTM  meats and HORMEL® pizza toppings.

Jennie-O Turkey Store (17% of Net Sales, 24% of Total Segment Operating Profit)

Jennie-O Turkey Store segment profit declined 23 percent and sales were down 18 percent.  The reductions reflect the substantial impact of the avian influenza outbreak earlier this year, as previously lost flocks created considerable volume shortfalls in plant operations and sales.

Specialty Foods (11% of Net Sales, 7% of Total Segment Operating Profit)

Specialty Foods delivered a 63 percent segment profit increase.  Non-GAAP1 adjusted segment profit2 increased 155 percent.  Results reflect synergies captured within the CytoSport and Century Foods supply chain and a beneficial comparison to prior year, which included CytoSport acquisition-related costs of $9.3 million.  Non-GAAP1 adjusted segment profits2 exclude nonrecurring charges of $21.5 million relating to a goodwill impairment charge for the Diamond Crystal Brands business and an $8.9 million reduction to a contingent consideration liability related to the CytoSport acquisition.  Sales decreased 3 percent as the addition of MUSCLE MILK® protein beverage sales did not fully offset lower sales of sports nutrition contract packaging.

International & Other (6% of Net Sales, 8% of Total Segment Operating Profit)

International & Other posted segment profit 3 percent ahead of last year while sales were flat.  Results were driven by strong SPAM® luncheon meat exports and continued growth of our China business, muted by soft demand for fresh pork exports in certain markets.

OUTLOOK

“I am pleased with our momentum heading into fiscal 2016, and we should enjoy renewed revenue growth as the year proceeds,” remarked Ettinger.  “We expect lower input costs to provide a tailwind for our Grocery Products and Refrigerated Foods value-added businesses next year, offsetting modestly lower pork operating margins.  Strong demand for our APPLEGATE® natural and organic products will be an additional growth catalyst for the Refrigerated Foods segment.  We look for Jennie-O Turkey Store to return to growth in the back half of fiscal 2016 if there are no significant recurrences of avian influenza, benefitting from strong demand for branded JENNIE-O® products and low grain costs.  Specialty Foods should deliver increases through the growth of its MUSCLE MILK® protein nutrition products, and we expect International to achieve year-over-year improved results through the expansion of our business in China along with increased sales of our SPAM® and SKIPPY® family of products.  Taking these factors into account, we are setting our fiscal 2016 earnings guidance range at $2.85 to $2.95 per share.”

DIVIDENDS

Effective November 16, 2015, the company paid its 349th consecutive quarterly dividend, at the annual rate of $1.00.

CONFERENCE CALL

A conference call will be webcast at 8:30 a.m. CT on Tuesday, November 24, 2015. Access is available at www.hormelfoods.com. The call will also be available via telephone by dialing 888-329-8893 and providing the access code 6355504.  An audio replay is available by calling 888-329-8893 and entering access code 6355504.  The audio replay will be available beginning at 11:30 a.m. CT on Tuesday, November 24, 2015, through 11:30 a.m. CT on December 8, 2015.  The webcast replay will be available at 11:30 a.m. CT, Tuesday, November 24, 2015, and will remain on our website for one year.

1 COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are presented to provide investors additional information to facilitate the comparison of past and present operations.  The non-GAAP adjusted financial measurements are used for internal purposes to evaluate the results of operations and to measure a component of certain employee incentive plans in fiscal year 2015.  Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance.  These non-GAAP measurements are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

2 ADJUSTED FINANCIAL MEASURES

Adjusted segment operating profit, net earnings, and diluted net earnings per share exclude charges relating to the closure of the Stockton, California, manufacturing facility and the exit from international joint venture businesses in the first quarter, and charges relating to the goodwill impairment charge associated with the Diamond Crystal Brands business and an adjustment to the contingent consideration accrual for CytoSport in the fourth quarter.  The tables below show the calculations to reconcile from the non-GAAP adjusted measures to the GAAP measures in both the fourth quarter and full year.

Fourth Quarter

(In thousands, except per share amounts)	2014 Earnings	2015 Non- GAAP Adjusted Earnings	Diamond Crystal Brands Impairment	CytoSport Contingent Consideration Adjustment	2015 GAAP Earnings
Grocery Products	$ 50,051	$ 78,772			$ 78,772
Refrigerated Foods	87,296	111,287			111,287
Jennie-O Turkey Store	95,253	73,227			73,227
Specialty Foods	13,747	35,015	$(21,537)	$8,870	22,348
International & Other	22,629	23,300			23,300
Total segment operating profit	$268,976	$321,601	$(21,537)	$8,870	$308,934
General corporate expense	(6,192)	(16,649)			(16,649)
Net interest & investment expense	(2,626)	(3,341)			(3,341)
Earnings before income taxes	$260,158	$301,611	$(21,537)	$8,870	$288,944
Income taxes	(88,894)	(101,713)			(101,713)
Net earnings attributable to Hormel Foods Corporation	$ 171,264	$199,898	$ (21,537)	$8,870	$ 187,231

Diluted net earnings per share	$ 0.63	$ 0.74	$ (0.08)	$ 0.03	$ 0.69

Full Year

(In thousands, except per share amounts)	2014 Earnings	2015 Non- GAAP Adjusted Earnings	Stockton Plant Closure	International Business Exit	Diamond Crystal Brands Impairment	CytoSport Contingent Consideration Adjustment	2015 GAAP Earnings
Grocery Products	$195,064	$239,108	$(10,526)				$228,582
Refrigerated Foods	338,020	424,968					424,968
Jennie-O Turkey Store	272,362	276,217					276,217
Specialty Foods	71,514	105,925			$(21,537)	$8,870	93,258
International & Other	84,745	87,864		$(9,546)			78,318
Total segment operating profit	961,705	1,134,082	(10,526)	(9,546)	(21,537)	8,870	1,101,343
General corporate expense	(33,434)	(35,199)					(35,199)
Net interest & investment expense	(9,468)	(10,177)					(10,177)
Earnings before income taxes	918,803	1,088,706	(10,526)	(9,546)	(21,537)	8,870	1,055,967
Income taxes	(316,126)	(374,334)	3,685	770			(369,879)
Net earnings attributable to Hormel Foods Corporation	$602,677	$714,372	$ (6,841)	$ (8,776)	$ (21,537)	$ 8,870	$ 686,088

Diluted net earnings per share*	$ 2.23	$ 2.64	$ (0.03)	$ (0.03)	$ (0.08)	$ 0.03	$ 2.54

*Earnings per share does not sum across due to rounding

About Hormel Foods

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring branded, value-added products to the global marketplace. The company is a member of the Standard & Poor’s (S&P) 500 Index, S&P 500 Dividend Aristocrats for 2015, was named the 2013 Sustainable Supply Chain of the Year by Refrigerated & Frozen Foods magazine, and was again named one of “The 100 Best Corporate Citizens” by Corporate Responsibility Magazine for the seventh year in a row. Hormel Foods was also recognized as a 2015 Military Friendly Employer by G.I. Jobs magazine, on the 2015 Best for Vets Employers List by Military Times, and was named one of the 2015 40 Best Companies for Leaders by Chief Executive magazine. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit http://www.hormelfoods.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors that appear on pages 34-40 in the company’s Form 10-Q for the quarter ended July 26, 2015, which was filed with the SEC on September 4, 2015, and can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

Segment Data

Fiscal 2015 Fourth Quarter Segment Operating Results (dollars in thousands)

	FOURTH QUARTER – 13 WEEKS ENDED

NET SALES	October 25, 2015	October 26, 2014	% Change
Grocery Products	$422,570	$405,166	4.3
Refrigerated Foods	1,149,496	1,211,890	(5.1)
Jennie-O Turkey Store	420,312	509,980	(17.6)
Specialty Foods	269,887	277,559	(2.8)
International & Other	138,593	139,176	(0.4)
Total	$2,400,858	$2,543,771	(5.6)

OPERATING PROFIT
Grocery Products	$78,772	$50,051	57.4
Refrigerated Foods	111,287	87,296	27.5
Jennie-O Turkey Store	73,227	95,253	(23.1)
Specialty Foods	22,348	13,747	62.6
International & Other	23,300	22,629	3.0
Total segment operating profit	308,934	268,976	14.9
Net interest and investment expense (income)	3,341	2,626	27.2
General corporate expense	16,649	6,192	168.9
Noncontrolling interest	212	584	(63.7)
Earnings before income taxes	$289,156	$260,742	10.9

	YEAR TO DATE – 52 WEEKS ENDED

NET SALES	October 25, 2015	October 26, 2014	% Change
Grocery Products	$1,617,680	$1,558,265	3.8
Refrigerated Foods	4,372,347	4,644,179	(5.9)
Jennie-O Turkey Store	1,635,776	1,672,452	(2.2)
Specialty Foods	1,103,359	907,120	21.6
International & Other	534,701	534,240	0.1
Total	$9,263,863	$9,316,256	(0.6)

OPERATING PROFIT
Grocery Products	$228,582	$195,064	17.2
Refrigerated Foods	424,968	338,020	25.7
Jennie-O Turkey Store	276,217	272,362	1.4
Specialty Foods	93,258	71,514	30.4
International & Other	78,318	84,745	(7.6)
Total segment operating profit	1,101,343	961,705	14.5
Net interest and investment expense (income)	10,177	9,468	7.5
General corporate expense	35,199	33,434	5.3
Noncontrolling interest	1,176	3,349	(64.9)
Earnings before income taxes	$1,057,143	$922,152	14.6

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	October 25, 2015	October 26, 2014	October 25, 2015	October 26, 2014

Net sales	$2,400,858	$2,543,771	$9,263,863	$9,316,256

Cost of products sold	1,905,828	2,120,187	7,455,282	7,751,273

GROSS PROFIT	495,030	423,584	1,808,581	1,564,983

Selling, general and administrative	188,952	165,939	743,611	650,948
Goodwill impairment charge	21,537	-	21,537	-
Equity in earnings of affiliates	7,957	5,723	23,887	17,585

OPERATING INCOME	292,498	263,368	1,067,320	931,620

Other income & expenses:
Interest & investment income	479	766	2,934	3,236
Interest expense	(3,821)	(3,392)	(13,111)	(12,704)

EARNINGS BEFORE INCOME TAXES	289,156	260,742	1,057,143	922,152

Provision for income taxes	101,713	88,894	369,879	316,126
(effective tax rate)	35.18%	34.09%	34.99%	34.28%

NET EARNINGS	187,443	171,848	687,264	606,026
Less: net earnings attributable to noncontrolling interest	212	584	1,176	3,349
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$187,231	$171,264	$686,088	$602,677

NET EARNINGS PER SHARE
Basic	$0.71	$0.65	$2.60	$2.28
Diluted	$0.69	$0.63	$2.54	$2.23

WEIGHTED AVG. SHARES OUTSTANDING
Basic	264,324	263,588	264,072	263,812
Diluted	270,896	269,828	270,501	270,216

DIVIDENDS DECLARED PER SHARE	$0.25	$0.20	$1.00	$0.80

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands)

	October 25, 2015	October 26, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$347,239	$334,174
Accounts receivable	605,689	609,526
Inventories	993,265	1,054,552
Income taxes receivable	6,132	25,678
Deferred income taxes	86,902	86,853
Prepaid expenses	14,383	15,250
Other current assets	9,422	6,738

TOTAL CURRENT ASSETS	2,063,032	2,132,771

INTANGIBLES	2,526,703	1,781,296

OTHER ASSETS	538,357	539,785

PROPERTY, PLANT & EQUIPMENT, NET	1,011,739	1,001,767

TOTAL ASSETS	$6,139,831	$5,455,619

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

CURRENT LIABILITIES
Short-term debt	$185,000	$-
Current liabilities excluding debt	1,029,025	954,692

TOTAL CURRENT LIABILITIES	1,214,025	954,692

LONG-TERM DEBT – LESS CURRENT MATURITIES	250,000	250,000

OTHER LONG-TERM LIABILITIES	674,413	638,871

SHAREHOLDERS’ INVESTMENT	4,001,393	3,612,056

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$6,139,831	$5,455,619

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (In thousands)

	Fifty-Two Weeks Ended
	October 25, 2015	October 26, 2014

OPERATING ACTIVITIES
Net earnings	$ 687,264	$ 606,026
Depreciation and amortization of intangibles	133,434	130,044
Goodwill impairment charge	21,537	-
Decrease in working capital	131,095	9,124
Other	18,662	1,685
NET CASH PROVIDED BY OPERATING ACTIVITIES	991,992	746,879

INVESTING ACTIVITIES
Acquisitions of businesses/intangibles	(770,587)	(466,204)
Net purchases of property/equipment	(125,562)	(148,853)
Decrease in investments, equity in affiliates, and other assets	(4,798)	(1,718)
NET CASH USED IN INVESTING ACTIVITIES	(900,947)	(616,775)

FINANCING ACTIVITIES
Net proceeds from short-term debt	185,000	-
Dividends paid on common stock	(250,834)	(203,156)
Share repurchase	(24,928)	(58,937)
Other	20,135	32,723
NET CASH USED IN FINANCING ACTIVITIES	(70,627)	(229,370)
Effect of exchange rate changes on cash	(7,353)	(574)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,065	(99,840)
Cash and cash equivalents at beginning of year	334,174	434,014
CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 347,239	$ 334,174